Exhibit 99

FOR IMMEDIATE RELEASE
Telephone: 609-561-9000
IR: Stephen Clark x4260
e-mail: sclark@sjindustries.com
Media Contact: Joanne Brigandi x 4240
e-mail: jbrigandi@sjindustries.com

July 8, 2013

South Jersey Industries Declares Quarterly Dividend

Folsom, NJ - South Jersey Industries’ (NYSE:SJI) board of directors declared its regular dividend of $0.4425 per share for the third quarter of 2013. The dividend is payable October 2, 2013 to shareholders of record at the close of business September 10, 2013. This is SJI’s 62nd consecutive year of paying dividends, reflecting the company’s commitment to a consistent, sustainable dividend.

About South Jersey Industries
South Jersey Industries (NYSE: SJI), a member of the MSCI Global Climate Index, offers solutions to climate change and helps customers control energy costs. South Jersey Gas, one of the nation’s fastest growing natural gas utilities, delivers clean, efficient natural gas and promotes energy efficiency to customers in southern New Jersey. SJI’s non-regulated businesses, under South Jersey Energy Solutions, promote efficiency, clean technology and renewable energy by developing and operating on-site energy production facilities; acquiring and marketing natural gas and electricity for retail customers; providing wholesale commodity marketing and risk management services; and offering HVAC and other energy-efficiency related services. For more information about SJI and its subsidiaries, visit http://www.sjindustries.com.

###